UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016 (May 5, 2016)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York	10006
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At Nasdaq’s annual meeting of stockholders held on May 5, 2016, the stockholders elected each of Nasdaq’s nominees for director to serve for terms of one year and until their successors are duly elected and qualified. The stockholders also approved the Company’s executive compensation on an advisory basis, ratified the appointment of Ernst & Young LLP as Nasdaq’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and approved the stockholder proposal entitled “Shareholder Proxy Access.”

The table below shows the voting results, which exclude excess shares that were ineligible to vote as a result of the 5% voting limitation in the Company’s amended and restated certificate of incorporation.

		For	Against	Abstain	Broker Non-Votes
Proposal I:	Election of Directors
	Charlene T. Begley	101,559,367	30,722	45,710	7,983,303
	Steven D. Black	101,030,172	558,687	46,940	7,983,303
	Börje E. Ekholm	99,961,103	1,641,303	33,393	7,983,303
	Robert Greifeld	101,337,814	265,060	32,925	7,983,303
	Glenn H. Hutchins	100,272,359	1,317,128	46,312	7,983,303
	Essa Kazim	101,331,706	267,473	36,620	7,983,303
	Thomas A. Kloet	101,565,563	37,849	32,387	7,983,303
	Ellyn A. McColgan	100,525,557	1,064,521	45,721	7,983,303
	Michael R. Splinter	100,686,691	900,634	48,474	7,983,303
	Lars R. Wedenborn	101,565,708	37,359	32,732	7,983,303
Proposal II:	Approve the Company’s Executive Compensation on an Advisory Basis	99,797,185	1,697,605	141,009	7,983,303
Proposal III:	Ratify the Appointment of Ernst & Young LLP as Nasdaq’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016	107,816,129	1,768,881	34,092	N/A
Proposal IV:	Consider the Stockholder Proposal Entitled “Shareholder Proxy Access”	74,441,181	24,618,726	2,193,322	8,364,559

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2016	Nasdaq, Inc.

	By:	/s/ EDWARD S. KNIGHT
Edward S. Knight
Executive Vice President and General Counsel